SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 12, 2010

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure of Director Stephen K. Gartside, Jr.

Effective March 12, 2010, Stephen K. Gartside, Jr., Chairman of the Board, 44, resigned from the Board of Directors of Evolving Systems, Inc. (“Company”) in order to devote his full time and attention to his position as President of Newton Running.  There are no disagreements with the Company.  Also effective March 12, 2010, the Board of Directors appointed Thaddeus Dupper, the Company’s President and CEO, as Chairman of the Board and agreed to reduce the size of the Board of Directors from nine (9) members to eight (8) in accordance with the Company’s Bylaws.  The Board of Directors intends to appoint a Lead Independent Director in the near future.

Effective March 12, 2010, the Company entered into a consulting agreement with Mr. Gartside to provide consulting services to Evolving Systems.  Under the consulting agreement the Company will pay Mr. Gartside a fee of $7,000 for his services through December 31, 2010.  A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Gartside joined the Company in August 2001 as Vice President of Marketing and Corporate Business Development, and held the position of President (January 2004-December 2006) and Chief Executive Officer (January 2004 -April 2007).  He became a member of the Board of Directors in January 2004, and was named Chairman of the Board of Directors in April 2007. Since March 2009, Mr. Gartside has held the position of President of Newton Running, a privately-held company specializing in the design of performance running shoes.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Consulting Agreement with Stephen K. Gartside, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2010.

Evolving Systems, Inc.

	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel